Exhibit 32.1

Section 1350 Certification

Pursuant to Rule 13a-14(b) (17 CFR § 240.13a-14(b)) or Rule 15d-14(b) (17 CFR § 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), each of the undersigned officers of Adams Golf, Inc., (the "Company"), does hereby certify, to such officer's knowledge,

The Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (the "Quarterly Report"), of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Quarterly Report.

Date: November 10, 2009	By:	/S/ OLIVER G. BREWER III
Oliver G. Brewer, III
Chief Executive Officer and President
(Principal Executive Officer)

Date: November 10, 2009	By:	/S/ PAMELA HIGH
Pamela High
Interim Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is furnished as an exhibit to the Periodic Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.